SCHEDULE 14C
               Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act 1934

Check the appropriate box:
  [X] Preliminary Information Statement
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
  [ ] Definitive Information Statement

                             RPM Technologies, Inc.
                  --------------------------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)  Title of each class of securities to which transaction applies.


      2)  Aggregate number of securities to which transaction applies:


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)


      4)  Proposed maximum aggregate value of transaction:


[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

                            INFORMATION STATEMENT
                                      OF
                            RPM TECHNOLOGIES, INC.
                              21061 West Braxton
                             Plainfield, IL 60544
                          Telephone: (815) 293-1190

We are not asking you for a proxy and you are requested not to send us a proxy.

------------------------------------------------------------------------------

            NOTICE OF SHAREHOLDERS CONSENT TO AMEND THE COMPANY'S
        CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF COMMON
         STOCK AUTHORIZED FOR ISSUANCE AND TO EFFECT A REVERSE STOCK
          SPLIT ON THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK

RPM Technologies, Inc. ("the Company") is providing this Information Statement to all shareholders as notification that the holders of a majority of its outstanding common stock, par value $0.001 ("Common Stock"), voted pursuant to written consent to amend the Company's certificate of incorporation to increase the number of shares of the Company's common stock authorized for issuance from twenty million (20,000,000) to two hundred fifty million (250,000,000), and to effect a reverse stock split of one-for-five (1-for-5) on the Company's issued and outstanding common stock ("Reverse Stock Split"). This Information Statement does not relate to any other event or issue.

At the close of business on November 9, 2001, the Company had issued and outstanding approximately 16,256,761 shares of common stock with par value of $0.001 (the "Common Stock"), held of record by approximately 549 stockholders. Each share of Common Stock is entitled to one vote on each matter properly coming before the Meeting. Holders of shares of Common Stock have no cumulative, conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

On November 9, 2001, shareholders owning approximately 9,963,786 shares, or 61% of the outstanding Common Stock, voted to amend the Company's certificate of incorporation to increase the number of shares of the Company's common stock authorized for issuance and to effect the one-for-five (1-for-5) Reverse Stock Split.

On November 27, 2001, the Company expects to send this Information Statement to all shareholders of record as of November 9, 2001. The effective date for this corporate action is expected to be December 17, 2001.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 9, 2001, the name, address, and the number of shares of the Common Stock, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 16,256,761 shares of Common Stock issued and outstanding, and the name and shareholdings of each director, and of all officers and directors as a group. As of November 9, 2001, each owner of 5% or more of the Common Stock also serves as a director, and in some cases, also as an officer.

--------------------------------------------------------------------------------
          Name and Address of              Number of Shares
           Beneficial Owner             Beneficially Owned (1)  Percent of Class
--------------------------------------------------------------------------------
   Executive Officers and Directors
--------------------------------------------------------------------------------
             Charles Foerg                     2,550,550             15.7%
          21061 West Braxton
         Plainfield, IL 60544
--------------------------------------------------------------------------------
              Randy Zych                       2,750,000             16.9%
          4918 Imperial Drive
        Richton Park, IL 60544
--------------------------------------------------------------------------------
             James Tokoly                        905,000              5.6%
              PO Box 1001
         Orland Park, IL 60462
--------------------------------------------------------------------------------
          Charles E. Fritsch                     244,150             1.50%
Two Mid America #800 Oakbrook Terrace,
               IL 60181
--------------------------------------------------------------------------------
             Kevin Cronin                       60,000               0.37%
Two Mid America #800 Oakbrook Terrace,
               IL 60181
--------------------------------------------------------------------------------
              David Lade                        50,000               0.31%
Two Mid America #800 Oakbrook Terrace,
               IL 60181
--------------------------------------------------------------------------------
  All Executive Officers & Directors           6,559,700             40.38%
              as a Group
--------------------------------------------------------------------------------

     (1) The number of shares beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Information

Certain statements contained in this filing, including, without limitation, statements containing the words "believes", "anticipates", "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this filing and investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

General Comments

The Company is in the business to develop, produce, market and sell plastic pallets to various unrelated entities located throughout the United States, Canada, Central and South America. Although the Company does not currently manufacture the plastic pallets itself, it has developed what it believes to be a proprietary processing system of producing stronger, more desirable, and more cost-effective plastic pallets than the common wood pallets currently on the market today. The pallets are made from recycled plastic and overcome many of the drawbacks associated with wood pallets, such as limited durability, heaviness, the potential for injuries caused by puncture wounds from nails, and environmental concerns. Since inception, the Company has been principally involved in research and development of its products and the development of a market for its products. Until the first quarter of 2001, the Company had no substantial operations or substantial assets and was considered to be in the development stage. During the second quarter of 2001, the Company began direct sales of its plastic pallet products. For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

Results of Operations

Between April and December 2000, the Company realized nominal revenues related to the sales of production plastic pallets and prototype plastic pallets acquired during various research and development efforts. During the quarter ended September 30, 2001, the Company realized revenues of $16,922, a nominal increase from the $13,374 in revenues realized during the same quarter of 2000. For the nine months ended September 30, 2001, cumulative revenues were $54,810, versus $98,574 for the first nine months ended September 30, 2000. This decrease in revenues was directly related to the Company's inability to consummate prospective orders in the marketplace due to a lack of capital resources.

Cost of sales increased to $8,137 during the September 30, 2001 quarter, from $6,687 during the same period in 2000, and to $24,188 for the nine months ended September 30, 2001, from $6,687 during the same period in 2000. The Company incurred minimal costs of sales in the first nine months of 2000 due to the sale of products developed during product research and development. For the nine months ended September 30, 2001, the Company had total expenses of $284,403, as compared to total expenses of $414,268 for the same period of 2000. The decline is directly attributable to a decrease of $85,924 in research and development expenses and lower general and administrative expenses due to the lack of capital resources to fully operate the Company at optimum levels.

The Company experienced a net loss of $(73,505) for the quarter ended September 30, 2001 versus a net loss of $(69,543) during the same quarter of 2000. For the nine months ended September 30, 2001, the cumulative net loss was $(251,605), as compared to $(321,312) during the same period in 2000.

Liquidity and Capital Resources

For all periods through September 30, 2001, the Company has maintained liquidity through the issuance and sale of various securities, including convertible notes and common stock. At September 30, 2001, the Company had working capital of $(157,556), as compared to $95,507 as of September 30, 2000. Included in the working capital as of September 30, 2001, was available cash on hand of $62,825, as compared to $215,786 as of December 31, 2000, and $233,958 as of September 30, 2000.

Management has been and continues to be in discussion with various retailers for the sale of its plastic pallets. Management has received informal commitments to purchase material quantities from these potential customers. It is anticipated that firm orders will be received and consummated shortly after the acquisition of additional working capital.

On November 2, 2001, the Company's securities were approved for trading on the NASDAQ Electronic Bulletin Board under the trading symbol "RPMK". Management has commenced efforts to raise additional working capital through either additional equity offerings or short-term debt. Either option is anticipated to allow the Company to provide customer order fulfillment.

Management is of the opinion that there is potential availability of incremental short-term debt collateralized by firm customer orders and/or the opportunity for the sale of additional equity securities through either private placements or secondary offerings.

However, there can be no assurance that the Company will be able to obtain additional funding or, that such funding, if available, will be obtained on terms favorable to, or affordable by, the Company.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

 The Company is a Delaware corporation. Delaware law requires that a domestic corporation amend its certificate of incorporation to increase its authorized stock. Therefore, the Company's certificate of incorporation will be amended, and is expected to be effective on December 17, 2001, to reflect the increase in the number of shares of the Common Stock authorized for issuance from twenty million (20,000,000) to two hundred fifty million (250,000,000).

The purpose of the increase in the number of authorized shares of the Common Stock is to provide additional shares for issuance in the future for general corporate purposes. The additional shares of Common Stock would be available to sell to raise capital, for issuance to consultants, or for any other lawful corporate purpose in the discretion of the Company's board of directors.

The additional shares of Common Stock will also allow the Company to effect further reverse splits of the Common Stock, in addition to the Reverse Stock Split discussed herein.

                              REVERSE STOCK SPLIT

As of November 9, 2001, the number of issued and outstanding shares of Common Stock was 16,256,761. Based upon the Company's best estimates, the number of issued and outstanding shares of Common Stock will be reduced from 16,256,761 to 3,251,352 as a result of the one-for-five (1-for-5) Reverse Stock Split. The number of shareholders of record is not expected to be significantly changed as a result of the Reverse Stock Split.

The principal purpose of the Reverse Stock Split is to increase the marketability of the Common Stock by increasing the trading price of Common Stock to levels more acceptable to institutional and other investors. The Common Stock was, on November 2, 2001, cleared by the NASD to begin trading on the OTCBB under the trading symbol "RPMK". The Company believes that a decrease in the number of shares of the Company's outstanding Common Stock without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares, although no assurance can be given that the market price of the Common Stock will be higher than if this Reverse Stock Split was not effected. As of November 16, 2001, the Common Stock has not yet begun trading or been quoted.

The Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act and the Company has no present intention of terminating the registration under the Exchange Act.

Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock. The number of shares authorized for issuance has, however, been increased. Proportionate voting rights and other rights of shareholders will not be altered by the Reverse Stock Split, except for the limited occasion where a shareholder may own only a fractional interest after the Reverse Stock Split, in which event the shareholder will receive one whole share for such fractional interest.

Additionally, although the Company has not yet experienced identifiable problems in the marketability and liquidity of its Common Stock, the Company believes that the number of shares outstanding before the Reverse Stock Split may, as compared to the number of shares outstanding after the Reverse Stock Split, limit its effective marketability because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock usually represents a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from a Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

Federal Income Tax Consequences of the Proposed Reverse Stock Split

The following discussion describes certain federal income tax consequences of the Reverse Stock Split for shareholders of the Company who are citizens or residents of the United States, and who are not dealers with respect to the Common Stock. The actual consequences for each shareholder will be governed by the specific facts and circumstances pertaining to his acquisition and ownership of the Common Stock. Thus, the Company makes no representations or warranties concerning the tax consequences for any of its shareholders and recommends that each shareholder consult with his tax advisor concerning the tax consequences (including federal, state, local and foreign income or other tax consequences) of the Reverse Stock Split. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. However, the Company believes that the Reverse Stock Split will be a "recapitalization" for purposes of Section 368(a)(1)(E) of the Code, which should have the following federal income tax consequences for the shareholders and the Company:

     o A shareholder will not recognize gain or loss with respect to the new Common Stock received in exchange for the old Common Stock. The adjusted basis and holding period of the shares of new Common Stock received will be the same as the adjusted basis and holding period of the old Common Stock surrendered.

     o The Company will not recognize any gain or loss as a result of the Reverse Stock Split.


                             FINANCIAL STATEMENTS

Item 1. Financial Statements

The Company's financial statements for the fiscal year ended December 31, 2000 and the three months ended September 30, 2001 have been audited by Scott W. Hatfield, CPA and are found herein beginning on Page F-1.

                      UNDERTAKING REGARDING FORM 10-KSB

The Company hereby undertakes to provide without charge to each shareholder of record as of November 9, 2001, on the written request of any such person, a copy of the Company's Form 10-KSB for the year ending December 31, 2000. A copy of any exhibit to the Company's Form 10-KSB may also be obtained from the Company at no charge upon written request for each such exhibit requested. Such written requests should be sent to Randy Zych at our headquarters at 21061 West Braxton, Plainfield, IL 60544.

                                  SIGNATURE

By order of the board of directors,
/s/ Randy Zych
--------------------------------
Randy Zych, Chief Executive Officer

Plainfield, Illinois
November 16, 2001

                            RPM Technologies, Inc.
                                Balance Sheets
                          September 30, 2001 and 2000

                                  (Unaudited)

                                                    September 30,  September 30,
                                                        2001           2000
                                                    -------------  -------------
                                    ASSETS

Current Assets
  Cash on hand and in bank                          $    62,825    $    233,958
  Accounts receivable - Trade and Other                  27,619        -
  Inventory - at lower of cost or market                     -           57,424
  Prepaid expenses                                           -            7,046
                                                    -------------  -------------
   Total Current Assets                                  90,444         298,428
                                                    -------------  -------------
Property and Equipment - at cost
  Molds, tools and dies                                 597,479         589,289
  Computer equipment                                     14,000          14,000
                                                    -------------  -------------
                                                        611,479         603,289
  Accumulated depreciation                             (123,040)        (59,444)
                                                    -------------  -------------
   Net Property and Equipment                           488,439         543,845
                                                    -------------  -------------
Total Assets                                        $   578,883    $    842,273
                                                    =============  =============

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts payable - trade                          $    33,000    $     33,000
  Accrued officer compensation                          230,000         165,000
  Due to affiliates                                          -            4,921
                                                    -------------  -------------
   Total Current Liabilities                            263,000         202,921
                                                    -------------  -------------
Commitments and Contingencies

Shareholders' Equity
  Common stock - $0.001 par value.
   20,000,000 shares authorized.
   16,256,761 shares issued and outstanding,
   respectively                                          16,256          16,256
  Additional paid-in capital                          5,489,651       5,444,651
  Deficit accumulated during the development stage   (5,190,024)     (4,821,555)
                                                    -------------  -------------
   Total Shareholders' Equity                           315,883         639,352
                                                    -------------  -------------
Total Liabilities and Shareholders' Equity           $  578,883    $    842,273
                                                    =============  =============


The financial information presented herein has been prepared by management without audit by independent certified public accountants.
The accompanying notes are an integral part of these financial statements.
                                                                             F-1

                            RPM Technologies, Inc.
               Statements of Operations and Comprehensive Income
            Nine and Three months ended September 30, 2001 and 2000

                                  (Unaudited)

                                   Nine months   Nine months    Three months   Three months
                                      ended          ended         ended          ended
                                  September 30,  September 30,  September 30,  September 30,
                                      2001           2000           2001           2000
                                  -------------  -------------  -------------  -------------
Revenues                           $   54,810     $   98,574     $   16,922     $   13,374

Cost of Sales                          24,188          6,687          8,137          6,687
                                  -------------  -------------  -------------  -------------
Gross Profit                           30,622         91,887          8,785          6,687
                                  -------------  -------------  -------------  -------------
Expenses
  Research and development costs        15,000       100,924             -              -
  Sales and marketing expenses          23,635         5,343         16,395          2,154
  Payroll and related expenses         120,151       117,603         43,238         38,796
  General and administrative expenses   77,920       142,701          7,785         19,377
  Depreciation                          47,697        47,697         15,899         16,259
                                  -------------  -------------  -------------  -------------
   Total operating expenses            284,403       414,268         83,317         76,586
                                  -------------  -------------  -------------  -------------
Loss from operations                  (253,781)     (322,381)       (74,532)       (69,899)

Other Income
  Interest income                        2,176         1,069          1,027            356
                                  -------------  -------------  -------------  -------------
Loss before Income Taxes              (251,605)     (321,312)       (73,505)       (69,543)

Provision for Income Taxes                  -             -           -             -
                                  -------------  -------------  -------------  -------------
Net Loss                              (251,605)     (321,312)       (73,505)       (69,543)

Other comprehensive income                  -             -           -             -
                                  -------------  -------------  -------------  -------------
Comprehensive Income               $  (251,605)   $ (321,312)    $  (73,505)    $  (69,543)
                                  =============  =============  =============  =============
Loss per weighted-average share of
  common stock outstanding,
  computed on Net Loss - basic
  and fully diluted                $     (0.02)   $    (0.02)    $    (0.01)           nil
                                  =============  =============  =============  =============
Weighted-average number of shares
  of common stock outstanding       16,256,761    16,198,733     16,256,761     16,256,761
                                  =============  =============  =============  =============



The financial information presented herein has been prepared by management without audit by independent certified public accountants.
The accompanying notes are an integral part of these financial statements.
                                                                             F-2

                            RPM Technologies, Inc.
                           Statements of Cash Flows
                Nine months ended September 30, 2001 and 2000

                                  (Unaudited)

                                                     Nine months    Nine months
                                                       ended          ended
                                                    September 30,  September 30,
                                                        2001           2000
                                                    -------------  -------------

Cash Flows from Operating Activities
  Net Loss                                           $ (251,605)    $  (321,312)
  Adjustments to reconcile net income to net cash
   provided by operating activities
     Depreciation                                        47,697          47,697
     Executive compensation contributed by
        shareholder/officers45,000  45,000
     (Increase) Decrease in
      Accounts receivable - trade and other             (27,088)             -
      Inventory                                           7,464         (57,424)
      Prepaid expenses and other                          3,682           1,981
     Increase (Decrease) in
      Accounts payable and other                             -           33,000
      Accrued officers compensation                      35,000          45,000
                                                    -------------  -------------
Net cash provided by (used in) operating activities    (139,850)       (206,058)
                                                    -------------  -------------
Cash Flows from Investing Activities
  Purchase of property and equipment                     (8,190)         (1,100)
                                                    -------------  -------------
Net cash used in investing activities                    (8,190)         (1,100)
                                                    -------------  -------------
Cash Flows from Financing Activities
  Funds advanced by (paid to) affiliate - net            (4,921)        (20,000)
  Proceeds from sales of common stock                        -          359,500
                                                    -------------  -------------
Net cash provided by (used in) financing activities      (4,921)        339,500
                                                    -------------  -------------
Increase (Decrease) in Cash and Cash Equivalents       (152,961)        132,342

Cash and cash equivalents at beginning of period        215,786         101,616
                                                    -------------  -------------
Cash and cash equivalents at end of period           $   62,825     $   233,958
                                                    =============  =============

Supplemental Disclosures of Interest and Income Taxes Paid
  Interest paid during the period                    $       -      $        -
                                                    =============  =============
  Income taxes paid (refunded)                       $       -      $        -
                                                    =============  =============


The financial information presented herein has been prepared by management without audit by independent certified public accountants.
The accompanying notes are an integral part of these financial statements.
                                                                             F-3

                            RPM Technologies, Inc.

                         Notes to Financial Statements


Note A - Organization and Description of Business

RPM Technologies, Inc. (Company) was incorporated on April 10, 1996, as Mann Enterprise, Inc., in accordance with the laws of the State of Delaware. The Company was formed to seek a merger with, acquisition of or affiliation with a privately-owned entity wishing to become publicly-owned.

The Company, in April 1996, filed a Form D, using an exemption from registration under Regulation 504, with the U. S. Securities and Exchange Commission to distribute approximately 3,683,461 shares of common stock as a dividend distribution to the stockholders of Peark Corp.

On March 17, 2000, Mann Enterprise, Inc. merged with and into RPM Technologies, Inc., a Colorado corporation. Mann Enterprise, Inc. was the surviving entity to the merger and concurrent with the merger changed its corporate name to RPM Technologies, Inc. The merged entities are referred to as Company.

At the time of the merger, Mann Enterprise, Inc. and RPM Technologies, Inc. shared common ownership and management. Accordingly, the merger was accounted for pursuant to Interpretation #39 of Accounting Principles Board Opinion # 16, "Business Combinations", whereby the combination of entities under common control are accounted for on an "as-if-pooled" basis. The combined financial statements of Mann Enterprise, Inc. and RPM Technologies, Inc. became the historical financial statements of the Company as of the first day of the first period presented.

RPM Technologies, Inc. was incorporated on December 10, 1997 in accordance with the laws of the State of Colorado. The Company is in the business to develop, produce, market and sell plastic pallets to various unrelated entities located throughout the United States, Canada, Central and South America. The Company has developed what it believes is a proprietary process for the manufacture of plastic pallets at costs comparable to those currently in use constructed of wood which will meet current and future anticipated environmental standards, encourage the preservation of trees and promote plastic recycling.

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB for the year ended December 31, 2000. The information presented within these interim financial statements may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

                            RPM Technologies, Inc.

Note A - Organization and Description of Business - Continued

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission's instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results, which ultimately will be reported for the full fiscal year ending December 31, 2001.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note B - Summary of Significant Accounting Policies

1. Cash and cash equivalents

   The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2. Property and equipment

   Property and equipment is recorded at cost and is depreciated on a straight-line basis, over the estimated useful lives (generally 3 to 10 years) of the respective asset. Major additions and betterments are capitalized and depreciated over the estimated useful lives of the related assets. Maintenance, repairs, and minor improvements are charged to expense as incurred.

3. Organization and reorganization costs

   The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organizational and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

4. Research and development expenses

   Research and development expenses are charged to operations as incurred.

5. Advertising expenses

   Advertising and marketing expenses are charged to operations as incurred.

                            RPM Technologies, Inc.

6. Income Taxes

   The Company utilizes the asset and liability method of accounting for income taxes. At September 30, 2001 and 2000, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization.

7. Earnings (loss) per share

   Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of September 30, 2001 and 2000, the Company had no warrants and/or options outstanding.

Note C - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Note D - Concentrations of Credit Risk

The Company maintains its cash accounts in a financial institution subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company and its subsidiaries are entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution. During the nine months ended September 30, 2001 and 2000, respectively, the Company had deposits in a financial institution with credit risk exposures in excess of statutory FDIC coverage. The Company has incurred no losses during 2001 or 2000 as a result of any of these unsecured situations.

Note E - Property and Equipment

Property and equipment consist of the following components at September 30, 2001 and 2000, respectively:

                                           June 30,    June 30,     Estimated
                                             2001        2000      useful life
                                          ---------   ---------
     Molds, tools and dies                $597,479    $589,289       10 years
     Computer equipment                     14,000      14,000        3 years
                                          ---------   ---------
                                           611,479     603,289
     Accumulated depreciation             (123,040)    (59,444)
                                          ---------   ---------
     Net property and equipment           $488,439    $543,845
                                          =========   =========
                                                                             F-6

                            RPM Technologies, Inc.

Note E - Property and Equipment - Continued

Depreciation expense for the nine months ended September 30, 2001 and 2000, respectively, was approximately $47,697 and $47,697.

Note F - Income Taxes

The components of income tax (benefit) expense for the nine months ended September 30, 2001 and 2000, respectively, are as follows:

                                                    September 30,  September 30,
                                                        2001           2000
                                                    -------------  -------------
     Federal:
      Current                                         $      -       $      -
      Deferred                                               -              -
                                                    -------------  -------------
                                                             -              -
                                                    -------------  -------------
     State:
      Current                                                -              -
      Deferred                                               -              -
                                                    -------------  -------------
                                                             -              -
                                                    -------------  -------------
      Total                                           $      -       $      -
                                                    =============  =============

As of September 30, 2001, the Company has a net operating loss carryforward of approximately $1,200,000 to offset future taxable income. Subject to current Federal income tax regulations, this carryforward will begin to expire in 2018.

The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look- back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for the nine months ended September 30, 2001 and 2000, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                    September 30,  September 30,
                                                        2001           2000
                                                    -------------  -------------

Statutory rate applied to income before income taxes   $ (85,546)     $(109,246)
Increase (decrease) in income taxes resulting from:
  State income taxes                                          -              -
  Other, including reserve for deferred tax asset
    and application of net operating loss carryforward    85,546        109,246
                                                    -------------  -------------
     Income tax expense                                $      -      $       -
                                                    =============  =============

                            RPM Technologies, Inc.

Note F - Income Taxes - Continued

Temporary differences, consisting primarily of statutory deferrals of expenses for pre-operations interest expense, research and development expenses and start-up costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of September 30, 2001 and 2000, respectively:

                                                    September 30,  September 30,
                                                        2001           2000
                                                    -------------  -------------
     Deferred tax assets
      Net operating loss carryforwards               $  403,800     $  222,800
      Less valuation allowance                         (403,800)      (222,800)
                                                    -------------  -------------
        Net Deferred Tax Asset                       $       -      $       -
                                                    =============  =============

Note G - Common Stock Transactions

During the period from January 1, 2000 through April 28, 2000, the Company sold an aggregate 719,000 shares of unregistered, restricted common stock to existing shareholders and other individuals related to the existing shareholders pursuant to a Private Stock Subscription Agreement at a price of $0.50 per share for aggregate cash proceeds of approximately $359,500.

Note H - Contributed Capital

Executive management and oversight services are provided to the Company by two controlling shareholders/officers. These two individuals have an informal, unwritten agreement with the Company whereby they will provide their services to the Company at an annual salary of $60,000 each, with 1/2, or $30,000, to be contributed to the Company as "additional paid-in capital" and 1/2, or $30,000, to be accrued and paid at a future date when the Company's cash flows will support the repayment. The respective $30,000, which is being contributed as additional capital to the Company will also be accrued as currently payable commencing on the first day of the calendar quarter following the calendar quarter in which the Company recognizes $250,000 in sales.

Note I - Commitments

In January 2000, the Company purchased the rights to a pallet related product for $1,100 cash and 25,000 shares of unregistered, restricted common stock to be issued at an unspecified future date. As of November 1, 2001, the Company has not yet issued the 25,000 shares of stock in final settlement of this transaction.

The value of the 25,000 shares to be issued will be recorded at the discounted (approximately 50.0%) of the "fair value" of the Company's common stock at the date of the issuance of the shares, if the Company's stock is trading in a public market, or the equivalent cash value of equivalent shares which have been sold by the Company in prior periods.

The total price paid for these rights will be capitalized on the Company's balance sheet and evaluated quarterly for impairment in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of".

As of June 30, 2001, the Company has not begun it's marketing of this product and no sales have been made. Further, the transaction document establishes a royalty payment of approximately $7.50 per unit sold.

     RPM TECHNOLOGIES, INC.
(formerly Mann Enterprise, Inc.)
  (a development stage company)

      Financial Statements
               and
        Auditor's Report

December 31, 2000, 1999 and 1998




       S. W. HATFIELD, CPA
  certified public accountants

Use our past to assist your future sm

                            RPM TECHNOLOGIES, INC.
                       (formerly Mann Enterprise, Inc.)
                         (a development stage company)

                         INDEX TO FINANCIAL STATEMENTS


                                                                    Page

Report of Independent Certified Public Accountants                  F-11

Annual Financial Statements

  Balance Sheets as of December 31, 2000, 1999 and 1998             F-12

  Statements of Operations and Comprehensive Income
    for the years ended December 31, 2000, 1999 and 1998,
    and for the period from April 10, 1996 (date of
    inception) through December 31, 2000                            F-13

  Statements of Cash Flows
    for the years ended December 31, 2000, 1999 and 1998,
    and for the period from April 10, 1996 (date of
    inception) through December 31, 2000                            F-14

  Statement of Changes in Stockholders' Equity
    for the period from April 10, 1996 (date of
      inception) through December 31, 2000                          F-16


  Notes to Financial Statements                                     F-17

S. W. HATFIELD, CPA
certified public accountants

Member: American Institute of Certified Public Accountants
          SEC Practice Section
          Information Technology Section
        Texas Society of Certified Public Accountants


                    REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
RPM Technologies, Inc.
  (formerly Mann Enterprise, Inc.)

We have audited the accompanying balance sheets of RPM Technologies, Inc. (formerly Mann Enterprise, Inc.) (a Delaware corporation and a development stage company) as of December 31, 2000, 1999 and 1998 and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for each of the years ended December 31, 2000, 1999 and 1998, respectively, and for the period from April 10, 1996 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RPM Technologies, Inc. (formerly Mann Enterprise, Inc.) (a development stage company) as of December 31, 2000, 1999 and 1998, and the results of its operations and its cash flows for each of the years ended December 31, 2000, 1999 and 1998, respectively, and for the period from April 10, 1996 (date of inception) through December 31, 2000, in conformity with generally accepted accounting principles.

During the first quarter of 2001, in conjunction with the engagement of an independent stock transfer agent, the Company performed a detailed reconciliation of all issuances of equity securities from the inception of Mann Enterprises, Inc. and RPM Technologies, Inc., respectively. During this detailed reconciliation, various inadvertent clerical errors were discovered in the identification, segregation and reporting of various transactions. The detailed reconciliation necessitated modifications to the presentation and valuation of these previously reported transactions. Accordingly, we withdraw our opinion dated May 23, 2000 and it is replaced by this document accompanying the revised financial statements of the Company as of and for the years ended December 31, 1999 and 1998. No reliance should be placed on our opinion dated May 23, 2000.


                                               /s/ S.W. Hatfield
                                               S. W. HATFIELD, CPA
Dallas, Texas
May 4, 2000


                           Use our past to assist your future sm

P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com
                                F-11



                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company)
                                 BALANCE SHEETS
                             December 31, 2000, 1999 and 1998


                                                December 31,    December 31,    December 31,
                                                    2000            1999            1998
                                                ------------------------------------------------
                                     ASSETS
Current Assets
  Cash and cash equivalents                     $  215,786      $  101,616      $  65,287
  Interest receivable                                  531              -              -
  Due to affiliate                                      -               -          17,000
  Inventory                                          7,464              -              -
  Prepaid expenses                                   3,682           9,028             -
                                              ------------     ------------     -----------
   Total current assets                            227,463         110,644         82,287
                                              ------------     ------------     -----------
Property and equipment - at cost
  Molds, tools and dies                            589,289         588,189         72,000
  Computer equipment                                14,000          14,000             -
                                               -----------     ------------     -----------
                                                   603,289         602,189         72,000
  Accumulated depreciation                         (75,343)        (11,748)            -
                                                ----------     ------------     -----------
   Net property and equipment                      527,946         590,441         72,000
                                                ----------     ------------     -----------
Other assets
  Deferred costs of raising capital                     -               -         107,600
                                               -----------     ------------     -----------
TOTAL ASSETS                                  $  755,409       $  701,085       $ 261,887
                                              ============     ============     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes payable to investors                  $       -        $       -        $ 285,000
  Accrued interest payable                            -                -            5,977
  Accounts payable - trade                        33,000               -               -
  Due to affiliate                                 4,921           24,921              -
                                             ------------      -----------      ----------
   Total current liabilities                      37,921           24,921         290,977
                                             ------------      -----------      ----------
Commitments and contingencies

Stockholders' Equity Common stock - $0.001 par value.
   20,000,000 shares authorized.
   16,256,761, 15,537,761, and 12,890,761
   shares issued and outstanding,
   respectively.                                  16,256           15,537          12,890
  Additional paid-in capital                   2,292,856        1,934,075         884,682
  Deficit accumulated during the development
    phase                                     (1,591,624)      (1,273,448)       (926,662)
                                             ------------      ------------     -----------
   Total stockholders' equity                    717,488          676,164         (29,090)
                                             ------------      ------------     -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                        $  755,679        $ 701,085       $ 261,887
                                              ===========       ===========     ===========


The accompanying notes are an integral part of these financial statements.
                                                                            F-12


                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company) STATEMENTS OF
                     OPERATIONS AND COMPREHENSIVE INCOME Years ended December
                     31, 2000, 1999 and 1998 and
           Period from April 10, 1996 (date of inception) through March 31, 2000


                                                                                        Period from
                                                                                      April 10, 1996
                                                                                    (date of inception)
                                         Year ended     Year ended      Year ended        through
                                        December 31,    December 31,    December 31,    December 31,
                                            2000            1999            1998            2000
                                      ------------------------------------------------------------------
Revenues                               $ 112,600        $       -       $       -       $ 112,600

Cost of Sales                             57,908                -               -          57,908
                                       -----------      ------------    ------------    ------------
Gross Profit                              54,692                -               -          54,692
                                       -----------      ------------    -------------   ------------
Operating Expenses
  Research and development costs         100,924            90,013         892,091      1,083,028
  Sales and marketing expenses             9,329                -               -           9,329
  Payroll and related expenses            37,550            30,236          13,852         81,638
  General and administrative expenses    172,886           117,950          11,050        305,919
  Interest expense                            -             38,863           5,977         44,840
  Reorganization expenses                     -             60,000              -          60,000
  Depreciation                            63,595            11,748              -          75,343
                                       -----------      ------------    -------------   ------------
   Total operating expenses              384,284           348,810         922,970      1,660,097
                                       -----------      ------------    -------------   ------------
Loss from operations                    (329,592)         (348,810)       (922,970)    (1,605,405)

Other income
  Interest income                         11,182             2,025             340          13,547
                                       -----------      ------------    -------------   ------------
Loss before provision
  for income taxes                      (318,410)         (346,785)       (922,630)     (1,591,858)

Provision for income taxes                    -                 -               -              -
                                       -----------      ------------    -------------   ------------
Net Loss                                (318,410)         (346,785)       (922,630)     (1,591,858)

Other comprehensive income                    -                 -               -              -
                                       -----------      ------------    -------------   ------------
Comprehensive Loss                     $(318,410)        $(346,785)      $(922,630)     $(1,591,858)
                                       ===========      ============    =============   ============
Net loss per weighted-average
  share of common stock
  outstanding, calculated on
  Net Loss - basic and fully diluted   $   (0.02)        $   (0.02)     $    (0.09)     $     (0.11)
                                       ===========       ===========    =============   ============
Weighted-average number
  of shares of common
  stock outstanding                   16,213,319        14,198,928      10,488,886       14,639,798
                                      ============       ===========    =============   ============

The accompanying notes are an integral part of these financial statements.
                                                                            F-13



                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company)
                            STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2000, 1999 and 1998 and Period from April 10, 1996 (date of inception) through December 31, 2000


                                                                                        Period from
                                                                                      April 10, 1996
                                                                                    (date of inception)
                                         Year ended     Year ended      Year ended        through
                                        December 31,    December 31,    December 31,    December 31,
                                            2000            1999            1998            2000
                                      ------------------------------------------------------------------
Cash Flows from Operating Activities
  Net loss for the period               $ (318,410)     $ (346,785)     $ (922,630)     $ (1,591,858)
  Adjustments to reconcile net loss to
   net cash provided by operating activities
     Depreciation                           63,595          11,748              -             75,343
     Expenses paid with common stock            -               -          893,540           907,065
     Accrued interest contributed to equity     -           32,214              -             32,714
     (Increase) Decrease in
      Interest receivable                     (531)             -               -               (531)
      Inventory                             (7,464)             -               -             (7,464)
      Prepaid expenses                       5,346          (9,028)             -             (3,682)
     Increase (Decrease) in
      Accounts payable and other            33,000              -               -             33,000
      Accrued interest                          -           (5,977)          5,977                -
                                       -------------    -------------   ------------    --------------
Net cash used in operating activities     (224,464)       (317,828)        (23,113)         (555,413)
                                       -------------    -------------   ------------    --------------
Cash Flows from Investing Activities
  Purchase of property and equipment        (1,100)       (530,189)        (72,000)         (603,289)
                                       -------------    -------------   ------------    --------------
Cash Flows from Financing Activities
 Funds advanced by (paid to) affiliate-net (20,000)         41,921         (17,000)           (4,921)
  Capital contributed to support
   the corporate entity                        234              -               -                584
  Proceeds from notes payable                   -          688,500         285,000           973,000
  Cash paid to raise capital                    -         (196,075)       (107,600)         (303,675)
  Proceeds from sales of
   common stock                            359,500         350,000              -            709,500
                                       -------------    -------------   ------------    --------------
Net cash used in financing activities      339,734         884,346         160,400         1,374,488
                                       -------------    -------------   ------------    --------------
Increase in Cash                           114,170          36,329          65,287           215,786

Cash at beginning of period                101,616          65,287              -                 -
                                       -------------    -------------   ------------    --------------
Cash at end of period                    $ 215,786      $  101,616       $  65,287       $   215,786
                                       ==============   =============   ============    ==============

                                  - Continued -



The accompanying notes are an integral part of these financial statements.
                                                                            F-14



                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company)
                      STATEMENTS OF CASH FLOWS - CONTINUED
                     Years ended December 31, 2000, 1999 and 1998 and Period from April 10, 1996 (date of inception) through December 31, 2000


                                                                                        Period from
                                                                                      April 10, 1996
                                                                                    (date of inception)
                                         Year ended     Year ended      Year ended        through
                                        December 31,    December 31,    December 31,    December 31,
                                            2000            1999            1998            2000
                                      ------------------------------------------------------------------
Supplemental Disclosure of
  Interest and Income Taxes Paid
   Interest paid for the period       $         -       $   12,125      $       -      $   12,125
                                      =============     ============    ============   =============
   Income taxes paid for the period   $         -       $       -       $       -      $       -
                                      =============     ============    ============   =============
Supplemental Disclosure of
  Non-cash Investing and
  Financing Activities
   Common stock exchanged for
     notes payable                    $         -        $  973,500      $      -       $ 973,500
                                      =============      ===========   =============    =============




The accompanying notes are an integral part of these financial statements.
                                                                            F-15


                                RPM TECHNOLOGIES, INC.
                           (formerly Mann Enterprise, Inc.)
                             (a development stage company)
               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY Period from
             April 10, 1996 (date of inception) through December 31, 2000


                                                         Additional
                                      Common Stock        paid-in      Accumulated
                                    Shares     Amount     capital        deficit        Total
                                 -----------------------------------------------------------------
Initial capitalization of
  Mann Enterprise, Inc.
  in April 1996                   3,683,461   $ 3,683    $      -      $       -       $   3,683

Initial capitalization of
  RPM Technologies, Inc.
  in August 1998                  1,450,000     1,450           -              -           1,450

Capital contributed to
  support corporate entity               -         -           350             -             350
Net loss for the period                  -         -            -          (4,033)        (4,033)
                                 ------------ ---------- -------------  ------------  ------------
Balances at December 31, 1996     5,133,461     5,133          350         (4,033)         1,450

Net loss for the period                  -         -            -              -              -
                                 ------------ ---------- -------------  ------------  ------------
Balances at December 31, 1997     5,133,461     5,133          350         (4,033)         1,450

Common stock issued for
  Acquisition of technology       4,086,956     4,087      465,913             -         470,000
  Professional, product
   development and
   organizational expenses        3,670,344     3,670      418,420             -         422,090
Net loss for the year                    -         -            -         (922,630)     (922,630)
                                 ------------ ---------- -------------  ------------  ------------
Balances at December 31, 1998    12,890,761    12,890      884,683        (926,663)      (29,090)

Private placement of common stock   700,000       700      349,300             -         350,000
Common stock issued for
  conversion of debt              1,947,000     1,947      971,553             -         973,500
   Less cost of raising capital          -         -      (303,675)            -        (303,675)
Forgiveness of accrued interest
  by debtholders at conversion
  of debt into common stock              -         -        32,214             -          32,214
Net loss for the year                    -         -            -         (346,785)     (346,785)
                                 ------------ ---------- -------------  ------------  ------------
Balances at December 31, 1999    15,537,761    15,537    1,934,075      (1,273,448)      676,164

Capital to support corporate entity      -         -           234             -             234
Sale of common stock                719,000       719      358,781             -         359,500
Net loss for the year                    -         -            -         (318,410)     (318,410)
                                 ------------ ---------- -------------  ------------  ------------
Balances at December 31, 2000    16,256,761   $16,256    $2,293,090     $(1,591,858)   $ 717,488
                                 ============ ========== =============  ============  ============



The accompanying notes are an integral part of these financial statements.
                                                                            F-16

                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS



NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Mann Enterprise, Inc. was incorporated on April 10, 1996 in accordance with the laws of the State of Delaware. The Company was formed to seek a merger with, acquisition of or affiliation with a privately-owned entity wishing to become publicly-owned.

The Company, in April 1996, filed a Form D, using an exemption from registration under Regulation 504, with the U. S. Securities and Exchange Commission to distribute approximately 3,683,461 shares of common stock as a dividend distribution to the stockholders of Peark Corp..

On March 17, 2000, Mann Enterprise, Inc. merged with and into RPM Technologies, Inc., a Colorado corporation. Mann Enterprise, Inc. was the surviving entity to the merger and concurrent with the merger changed its corporate name to RPM Technologies, Inc. The merged entities are referred to as Company.

At the time of the merger, Mann Enterprise, Inc. and RPM Technologies, Inc. shared common ownership and management. Accordingly, the merger was accounted for pursuant to Interpretation #39 of Accounting Principles Board Opinion # 16, "Business Combinations", whereby the combination of entities under common control are accounted for on an "as-if-pooled" basis. The combined financial statements of Mann Enterprise, Inc. and RPM Technologies, Inc. became the historical financial statements of the Company as of the first day of the first period presented.

RPM Technologies, Inc. was incorporated on December 10, 1997 in accordance with the laws of the State of Colorado. The Company is in the business to develop, produce, market and sell plastic pallets to various unrelated entities located throughout the United States, Canada, Central and South America. The Company has developed what it believes is a proprietary process for the manufacture of plastic pallets at costs comparable to those currently in use constructed of wood which will meet current and future anticipated environmental standards, encourage the preservation of trees and promote plastic recycling.

Since inception, the Company has been principally involved in research and development of its products and the development of a market for its products. Accordingly, the Company has no substantial operations or substantial assets and is considered to be in the "development stage". During the second quarter of 2000, the Company began direct sales of its plastic pallet products and anticipates exiting the development stage.

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Cash and cash equivalents

   The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2. Property and equipment

   Property and equipment is recorded at cost and is depreciated on a straight-line basis, over the estimated useful lives (generally 3 to 10 years) of the respective asset. Major additions and betterments are capitalized and depreciated over the estimated useful lives of the related assets. Maintenance, repairs, and minor improvements are charged to expense as incurred.

3. Organization and reorganization costs

   The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organizational and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

4. Research and development expenses

   Research and development expenses are charged to operations as incurred.

5. Advertising expenses

   Advertising and marketing expenses are charged to operations as incurred.

6. Income Taxes

   The Company utilizes the asset and liability method of accounting for income taxes. At December 31, 2000, 1999 and 1998, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization.

7. Earnings (loss) per share

   Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2000, 1999 and 1998, the Company had no warrants and/or options outstanding.

                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE C - CORRECTION OF AN ERROR

During the first quarter of 2001, in conjunction with the engagement of an independent stock transfer agent, Company management performed a detailed reconciliation of all issuances of equity securities from the inception of Mann Enterprises, Inc. and RPM Technologies, Inc., respectively.

During this detailed reconciliation, various inadvertent clerical errors were discovered in the identification, segregation and reporting of various transactions. The detailed reconciliation necessitated modifications to the presentation and valuation of these previously reported transactions.

The accompanying financial statements reflect, to the best knowledge of management, the actual style and substance of all equity transactions undertaken by the Company from the inception of Mann Enterprises, Inc. and/or RPM Technologies, Inc. The effect of any and all changes are reflected in the accompanying financial statements as of the respective date of each transaction.


NOTE D - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.


NOTE E - CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash accounts in a financial institution subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company is entitled to aggregate coverage of $100,000 per account type per separate legal entity per individual financial institution. During the three months ended December 31, 2000, 1999 and 1998, the Company had credit risk exposures in excess of the FDIC coverage as follows:
                                            Highest   Lowest  Number of days
                                           exposure  exposure  with exposure
      Year ended December 31, 1998           none      none        none
      Year ended December 31, 1999         $136,171   $9,597        166
      Year ended December 31, 2000         $195,605  $103,607       78

The Company has experienced no losses from these exposures.

                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE F - PROPERTY AND EQUIPMENT

Property and equipment consist of the following components at December 31, 2000, 1999 and 1998, respectively:

                           December 31,  December 31,  December 31,  Estimated
                               2000          1999          1998     useful life
                           -----------------------------------------------------

  Molds, tools and dies       $589,289     $588,189      $72,000      10 years
  Computer equipment            11,640       11,640           -        3 years
                              ---------    ---------    ----------
                               600,929      599,829       72,000
  Accumulated depreciation     (75,343)     (11,748)          -
                              ---------    ---------    ----------

  Net property and equipment  $527,946     $590,441      $72,000
                              =========    =========    ==========

Depreciation expense for the years ended December 31, 2000, 1999 and 1998, respectively, was approximately $63,596, $11,748 and $-0-.


NOTE G - NOTES PAYABLE

During 1998 and 1999, the Company issued various $25,000 unsecured convertible notes payable to various investors pursuant to a Private Placement Memorandum dated November 12, 1998. The notes bore interest at 10.0% per annum, payable semi-annually. The notes were convertible into common stock of the Company at any time prior to the notes maturity at $0.50 per share, at the sole option of the noteholder. On August 31, 1999, the noteholders issued a written affirmation of conversion to the Company and converted the then outstanding notes with an aggregate outstanding principal of approximately $973,500 into 1,947,000 shares of restricted, unregistered common stock. At the time of conversion, the noteholders also forgave an aggregate approximate $32,214 in accrued, but unpaid, interest. The forgiven accrued interest is reflected as additional paid-in capital in the accompanying financial statements.


NOTE H - INCOME TAXES

The components of income tax (benefit) expense for the years ended December 31, 2000, 1999 and 1998, respectively, are as follows:

                                   December 31,   December 31,   December 31,
                                       2000           1999           1998
                                  ----------------------------------------------
     Federal:
      Current                       $      -      $     -        $      -
      Deferred                             -            -               -
                                    ----------    ---------      ----------
                                           -            -               -
                                    ----------    ---------      ----------
     State:
      Current                              -            -               -
      Deferred                             -            -               -
                                    ----------    ---------      ----------
                                           -            -               -
                                    ----------    ---------      ----------

      Total                         $      -      $     -        $      -
                                    ==========    =========      ==========

                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE H - INCOME TAXES - Continued

As of December 31, 2000, the Company has a net operating loss carryforward of approximately $400,000 to offset future taxable income. Subject to current Federal income tax regulations, this carryforward will begin to expire in 2018. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense for the years ended December 31, 2000, 1999 and 1998, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                         December 31,   December 31,    December 31,
                                                             2000           1999            1998
                                                        -----------------------------------------------
Statutory rate applied to loss before income taxes       $ (108,300)    $ (117,900)      $ (313,700)
Increase (decrease) in income taxes resulting from:
   State income taxes                                            -              -                -
   Deferral of organizational expenses
     for tax reporting purposes                                (440)          (440)           2,200
   Deferral of start-up costs
     for tax reporting purposes                              (9,220)        42,000            4,100
   Deferral of research and development
     costs for tax reporting purposes                        (1,800)        30,000          303,300
   Deferral of interest expense for tax reporting purposes   (3,000)        13,000            2,000
   Other, including reserve for deferred tax asset          122,760         32,900            2,100
                                                          -----------   ------------     ------------

     Income tax expense                                   $      -      $       -        $       -
                                                          ===========   ============     ============


Temporary differences, consisting primarily of statutory deferrals of expenses for pre-operations interest expense, research and development expenses and start-up costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2000, 1999 and 1998, respectively:

                                        December 31,  December 31,  December 31,
                                            2000          1999          1998
                                        ----------------------------------------
     Deferred tax assets
      Net operating loss carryforwards  $ 465,370     $ 417,037     $ 304,456
      Less valuation allowance           (465,370)     (417,037)     (304,456)
                                        -----------   -----------   -----------

     Net Deferred Tax Asset             $      -      $      -      $      -
                                        ===========   ===========   ============

As of December 31, 2000, 1999 and 1998, respectively, the valuation allowance increased by the approximate following amounts over the previously reported balance - December 31, 2000 - $48,000; December 31, 1999 - $113,000; December
31, 1998 - $304,000.

                             RPM TECHNOLOGIES, INC.
                        (formerly Mann Enterprise, Inc.)
                               (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE I - COMMON STOCK TRANSACTIONS

On August 20, 1998, the Company issued 4,086,956 shares of unregistered, restricted common stock to an entity with common controlling ownership and management to acquire 100.0% of the rights to plastic pallet technology in process for completion and further development to achieve the Company's initial business plans and goals. These shares were valued at approximately $0.115 per share, or $470,000, which equaled the affiliated entity's cumulative development costs, or "founder's cost", to that date. As the acquired products had no readily determinable market, no sales and no organized marketing effort at the time of acquisition, these costs were charged to operations as a component of research and development costs.

On August 20, 1998, the Company issued 3,670,344 shares of unregistered, restricted common stock to various individuals, officers and directors for various engineering, marketing strategy, financial and organizational consulting and management services provided to the Company or for the plastic pallet technology development through the transaction date. These issuances were valued at $0.115 per share, or $422,090, which approximates the "fair value" of securities issued in relation to the aforementioned transaction of equivalent date based on the "founder's cost" of the products acquired and the "fair value" of the services provided to the Company. These costs have been charged to operations as a component of research and development costs.

On January 26, 1999, the Company issued an aggregate 700,000 shares of restricted, unregistered common stock to two (2) individuals for cash proceeds of $350,000, or $0.50 per share. The valuation of these shares was set to be equivalent to the stated conversion price in the Company's outstanding 10.0% convertible notes payable.

On August 31, 1999, the Company issued an aggregate 1,947,000 shares of unregistered, restricted common stock in conversion of 100.0% of the outstanding principal on the Company's 10.0% convertible notes payable with an outstanding face value of approximately $973,500. The corresponding accrued, but unpaid, interest of approximately $32,214 was forgiven by the written option of the various noteholders. This amount was charged to additional paid-in capital as a result of the noteholder's actions.

During the period from January 1, 2000 through April 28, 2000, the Company sold an aggregate 719,000 shares of unregistered, restricted common stock to existing shareholders and other individuals related to the existing shareholders pursuant to a Private Stock Subscription Agreement at a price of $0.50 per share for aggregate cash proceeds of approximately $359,500.


NOTE J - COMMITMENTS

In January 2000, the Company purchased the rights to a pallet related product for $1,100 cash and a commitment to issue 25,000 shares of unregistered, restricted common stock at an unspecified future date. As of May 4, 2001, the Company has not yet issued the 25,000 shares of stock in final settlement of this transaction.

As of December 31, 2001, the Company is still in the research and development phase on this product and no sales have been made. Further, the transaction document establishes a royalty payment of approximately $7.50 per unit sold.